UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE  14A
(Rule14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LIFETIME BRANDS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFETIME BRANDS, INC.
1000 Stewart Avenue
Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2011

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530 on Thursday June 16, 2011, at 10:30 a.m., local time, for the following purposes:

(1)	To elect a board of eight directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company;

(3)	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

(4)	To approve, on a non-binding advisory basis, the frequency with which stockholders are provided an advisory vote on executive compensation;

(5)	To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on May 2, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.  A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s office, 1000 Stewart Avenue, Garden City, New York 11530, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Sara Shindel

Sara Shindel

Secretary

Garden City, New York

April 29, 2011

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE.  STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

LIFETIME BRANDS, INC.

1000 Stewart Avenue
Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on June 16, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on May 2, 2011 are entitled to notice of and to vote at the Meeting.  This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 13, 2011.

THE MEETING

On April 29, 2011, there were 12,066,543 shares of the Company’s common stock, $.01 par value, issued and outstanding.  Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted to a vote of stockholders at the Meeting.

All shares of common stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked.  If no directions are indicated on such proxies, they will be voted for Proposal 1 - the election of each nominee named under Election of Directors, for Proposal 2 - the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company, for Proposal 3 - the compensation of the Company’s named executive officers, and for Proposal 4 - an advisory vote on executive compensation once every three years.  If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment.  Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

VOTE REQUIRED FOR APPROVAL

A majority of the Company’s outstanding shares of common stock represented at the Meeting, in person or by proxy, shall constitute a quorum.  Abstentions will be counted for purposes of determining the presence or absence of a quorum.  Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors, (2) the affirmative vote of a majority of the shares so represented is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company, (3) the affirmative vote of a majority of the shares so represented is necessary to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers and (4) the affirmative vote of a plurality of the shares so represented is necessary to approve, on a non-binding advisory basis, the frequency with which stockholders are provided an advisory vote on executive compensation.

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or for all nominees except those specific nominees from whom you withhold your vote.  The eight nominees receiving the most “FOR” votes will be elected.  Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.  Proxies may not be voted for more than eight directors and stockholders may not cumulate votes on the election of directors.

With respect to Proposals 2 and 3, you may vote for, against or abstain from voting on either of these proposals.

With respect to Proposal 4, you may vote for a voting frequency of every year, for every two years, for every three years, or abstain from voting.

If a stockholder, present in person or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter.  Thus, an abstention from voting on either Proposal 2 or 3 has the same legal effect as a vote “against” the matter.  If you abstain from voting on Proposals 1 or 4, the abstention will not have an effect on the outcome of the vote.

Brokers or other nominees who hold shares of the Company’s common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Meeting.  A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by and entitled to vote with respect to a particular proposal.  Thus, a broker non-vote will not impact the Company’s ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposals 1 and 4) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2 and 3).

PROXY SOLICITATION

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation.  The Company has retained BNY Mellon Shareowner Services LLC, a proxy solicitation firm, at an estimated cost of $6,500 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders.  BNY Mellon Shareowner Services LLC may solicit votes personally or by telephone, mail or electronic means.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company.  In addition to the solicitation of proxies by the use of mail, officers and other employees of the Company may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation.  The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 29, 2011 (except where otherwise noted) based on a review of information filed with the SEC and the Company’s stock records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each Director or nominee for a directorship of the Company, (iii) each executive officer of the Company, and (iv) all Directors, nominees and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned*		% of Shares Beneficially Owned*
DIRECTORS AND EXECUTIVE OFFICERS (1)
Jeffrey Siegel	1,256,574	(2)	10.38%
Craig Phillips	858,345	(3)	7.08
Ronald Shiftan	196,845	(4)	1.61
Laurence Winoker	65,000	(5)	†
Michael Jeary	50,186	(6)	†
William U. Westerfield	45,186	(7)	†
Cherrie Nanninga	40,186	(8)	†
David E. R. Dangoor	38,816	(6)	†
John Koegel	30,671	(6)	†

All directors and executive officers as a group (9 persons)	2,581,809	(9)	21.30

GREATER THAN 5% STOCKHOLDERS

Bank of America 100 North Tryon Street, Floor 25, Charlotte, NC 28255	671,128	(10)	5.56

Grupo Vasconia, S.A.B. Av. 16 Septiembre No. 31, Col. Santo Domingo, C.P. 02160 Mexico City, Mexico	670,643	(11)	5.56

Goldman Capital Management, Inc. 320 Park Avenue, New York, NY 10022	660,633	(12)	5.47

Notes:

(*)
Calculated on the basis of 12,066,543 shares of common stock outstanding on April 29, 2011. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.

(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.

(2)
Consists of: (i) 1,215,564 shares owned directly by Mr. Siegel, (ii) 1,010 shares of common stock owned by Mr. Siegel’s wife and (iii) 40,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(3)
Consists of: (i) 776,692 shares owned directly by Mr. Phillips, (ii) 28,278 shares held in an irrevocable trust for the benefit of Mr. Phillips and (iii) 53,375 shares issuable upon the exercise of options which are exercisable within 60 days.

(4)	Includes 171,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(5)	Consists of shares issuable upon the exercise of options which are exercisable within 60 days.

(6)	Includes 25,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(7)
Consists of: (i) 2,004 restricted shares held directly by Mr. Westerfield, (ii) 13,182 shares held in a revocable trust for the benefit of Mr. Westerfield’s wife, Ann D. Westerfield, and (iii) 30,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(8)	Includes 31,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(9)	Includes 465,375 shares issuable upon the exercise of options which are exercisable within 60 days.

(10)	Based on the Schedule 13G/A filed with the SEC reporting beneficial ownership of the Company’s securities as of December 31, 2010 held by Bank of America Corporation, a Delaware corporation.

(11)	Consists of 670,643 shares held by Grupo Vasconia, S.A.B., a Mexican corporation, as reported on April 16, 2011.

(12)	Based on the Schedule 13G filed with the SEC reporting beneficial ownership of the Company’s securities as of January 29, 2009 held by Goldman Capital Management, Inc., a New York corporation.

(†)	Less than 1% of outstanding shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of eight directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following nominees have been recommended by the Board.  Each of the nominees is a current Director of the Company.  It is the intention of the persons named as proxies in the enclosed proxy to vote the shares covered thereby for the election of the eight persons named below, unless the proxy contains contrary instructions:

Name	Age	Position	Director of the Company Since
Jeffrey Siegel	68	Chairman of the Board of Directors, Chief Executive Officer and President	1967

Ronald Shiftan	66	Vice Chairman of the Board of Directors and Chief Operating Officer	1984

Craig Phillips	60	Senior Vice-President — Distribution and Director	1973

David E. R. Dangoor	61	Director	2007

Michael Jeary	64	Director	2005

John Koegel	59	Director	2008

Cherrie Nanninga	62	Director	2003

William U. Westerfield	79	Director	2004

BACKGROUND OF DIRECTORS

Jeffrey Siegel is Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Siegel has held the position of Chairman of the Board since June 2001, the position of Chief Executive Officer since December 2000, and the position of President since December 1999.  Mr. Siegel is also a director of Grupo Vasconia, S.A.B. (“Vasconia”), a manufacturer and distributor of aluminum disks, cookware and related items, in which the Company has a 30.2% equity ownership.  In addition, Mr. Siegel is a former member and Chairman of the Board of Directors of the International Housewares Association.  Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967.

Ronald Shiftan is Vice Chairman of the Board of Directors and Chief Operating Officer. He was elected Vice Chairman in November 2004 and Chief Operating Officer in June 2005. Mr. Shiftan has been a director of the Company since 1984, and is a director of Vasconia.

Craig Phillips has been Senior Vice-President — Distribution since July 2003.  Mr. Phillips held the position of Vice-President — Manufacturing from 1973 to 2003. Mr. Phillips has been a director of the Company since 1973.

David E. R. Dangoor has been President of Innoventive Partners LLC, a firm that provides consulting services in the fields of strategic planning, marketing and public relations, since 2002.  Prior thereto, over a period of 27 years, Mr. Dangoor held various senior executive positions in several countries at Philip Morris International S.A. and Philip Morris International Inc.  Mr. Dangoor is also the Chairman of the Board of Directors of BioGaia AB, a public Swedish bio-tech company that develops and markets pro-biotic solutions through food concepts and supplements; a member of the Board of Directors of Lorillard, Inc., a New York Stock Exchange-listed cigarette manufacturer; and a member of the Advisory Board of the Denihan Hospitality Group, a hotel management and development company which manages independent and luxury hotels including the Affinia lifestyle hotels, The Benjamin and The James hotels.  Mr. Dangoor also serves as Honorary Consul General of Sweden in New York.

Michael Jeary is President of Laughlin Constable, an advertising agency with offices in Milwaukee, Chicago and New York.  From 2006 to July 2009, Mr. Jeary was President and CEO of Partners + Jeary, a New York-based advertising agency. From 1998 to 2006, Mr. Jeary was a partner, President, and Chief Operating Officer of Della Femina Rothschild Jeary and Partners.

John Koegel has been a principal of Jo-Tan, LLC, a retail consulting company, for the past six years.  Since February 2010, Mr. Koegel has been a member of the Board of Directors and Lead Director of Game Trading Technologies, Inc., a publicly-held video game trading services provider.

Cherrie Nanninga has been the Chief Operating Officer of the New York Tri-State Region of CB Richard Ellis, Inc., a commercial real estate firm, since 2002.  For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

William U. Westerfield, a certified public accountant, is retired.  From 1965 to 1992, Mr. Westerfield was an audit partner at Price Waterhouse LLP, an independent public accounting firm.  Mr. Westerfield previously served as a director and member of the audit, compensation, nominating and corporate governance committees of Gymboree Corporation, an international children’s apparel retailer.  Mr. Westerfield also previously served as a director and a member of the audit committee of West Marine, Inc., a boating supply retailer from May 2000 until May 2010.

QUALIFICATIONS OF DIRECTORS

Director	Key Qualifications

Jeffrey Siegel
Service as the Chairman, President and Chief Executive Officer of the Company; extensive knowledge of the Company’s strategy, operations and financial position and of the housewares and retail industries.

Ronald Shiftan
Service as Vice Chairman and Chief Operating Officer of the Company; knowledge of the Company and the housewares industry; distinguished career with public company board experience, leadership experience at a large public sector organization, financial markets expertise acquired as a general partner in a major international investment banking firm; financial, business and strategic acumen.

Craig Phillips	Service as Senior Vice President – Distribution of the Company; knowledge of the Company’s strategy, operations and financial position; knowledge of the housewares industry.

David E. R. Dangoor
Distinguished career with public company board experience; experience gained in marketing and general management positions with a large global consumer products company; knowledge of the Company and the housewares industry through board service.

Michael Jeary
Distinguished career as a marketing executive. Consumer products and e-commerce experience gained in leadership positions in the advertising industry; knowledge of the Company and the housewares industry through board service.

John Koegel
Distinguished career in retailing; strong background in merchandising and general management; consultant for private investment funds and their retail and consumer related portfolio companies; recognized expertise in business improvement, management oversight and due diligence; experience in providing strategic advice on merger and acquisition transactions; knowledge of the Company and the housewares industry through board service.

Cherrie Nanninga
Distinguished career as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

William U. Westerfield
Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen; knowledge of the Company and the housewares industry through board service.

The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.  However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

The Board recommends that stockholders vote FOR the election of the nominated directors. Signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of the Company’s executive officers as of April 29, 2011:

Name	Age	Position
Jeffrey Siegel	68	Chairman of the Board of Directors, Chief Executive Officer and President

Ronald Shiftan	66	Vice Chairman of the Board of Directors and Chief Operating Officer

Craig Phillips	60	Senior Vice-President — Distribution and Director

Laurence Winoker	55	Senior Vice-President — Finance, Treasurer and Chief Financial Officer

BACKGROUND OF EXECUTIVE OFFICER

Laurence Winoker has been the Company’s Senior Vice-President – Finance, Treasurer and Chief Financial Officer since July 2007.  Prior thereto, Mr. Winoker was Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc.  Mr. Winoker was Senior Vice-President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

All of the Company’s officers are elected annually by the Board and hold office at the pleasure of the Board and serve until their successors are elected and qualified.

See Election of Directors for biographies, names and ages of Directors.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE

The Board has determined that David E. R. Dangoor, Michael Jeary, John Koegel, Cherrie Nanninga and William U. Westerfield are independent directors under the listing standards of The NASDAQ Stock Market, LLC.  Jeffrey Siegel, Ronald Shiftan and Craig Phillips are employees of the Company and are not considered to be independent directors.

BOARD LEADERSHIP STRUCTURE

Jeffrey Siegel serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company.  Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967 and is the largest individual stockholder of the Company. Mr. Siegel provides effective leadership and guidance as the Chairman in the development of the Company’s risk profile, pursuit of its strategic goals and recognition of business opportunities that present themselves.  The Company believes combining the role of Chairman and CEO enhances Mr. Siegel’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors and ensures that both groups act with a common purpose.

The Board of Directors is composed of eight directors, five of whom are independent of the Company.  The Company’s independent directors, and its governance practices, provide effective and independent oversight of management. The independent directors meet in periodic executive sessions, the results of which are discussed with the CEO.  Each independent director has an equal stake in the Board’s actions and equal accountability to the Company and its stockholders.

The Company has evaluated whether the Board would be more effective with a different structure but determined that a change would offer no net benefit to the stockholders.  The Company believes its current structure provides for unified leadership and direction to the Board and management and encourages active involvement, independent thinking and an environment of equal influence among all directors.  For the foregoing reasons, the Company has determined that its leadership structure is appropriate given the Company’s specific circumstances.

STOCK OWNERSHIP GUIDELINES

Effective March 2, 2010, the Board of Directors adopted new stock ownership guidelines applicable to directors.  Under the new guidelines, a director must, on or prior to the compliance deadline, own shares of the Company’s stock in an amount equal to or in excess of $50,000, with such value determined at the time of receipt of stock based on payment or contribution.  The compliance deadline is the later of: i) 5 years after the director’s election to the Board and ii) January 1, 2011.  For purpose of the foregoing, unexercised stock options are not considered in calculating stock ownership but restricted shares are included at the time the restriction lapses.   All directors of the Company are in compliance with the stock ownership guidelines.

BOARD OVERSIGHT OF RISK

The Company’s Board of Directors bears the responsibility for maintaining oversight over the Company’s exposure to risk.  The Board of Directors, itself and through its committees, meets with various members of management regularly and discusses the Company’s material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified.  The Audit Committee considers the Company’s risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and the Company’s internal controls.  The Nominating and Governance Committee considers the risks associated with corporate governance with the guidance of corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the Company’s compensation programs.

CODE OF CONDUCT AND BUSINESS ETHICS

The Company has adopted a Code of Conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer and controller) and employees.  On an annual basis, written acknowledgement of understanding and compliance with the Code of Conduct is required of all of the Company’s directors, officers and employees.  A copy of the Company’s Code of Conduct will be furnished to any stockholder, without charge, upon written request to the Senior Vice-President, Finance of the Company.

BOARD MEETINGS

The Board held eight meetings during the fiscal year ended December 31, 2010.

BOARD AND COMMITTEE ATTENDANCE

Seven of the eight directors attended the Company’s 2010 Annual Meeting of Stockholders.  Directors are expected, but not required, to attend the 2011 Annual Meeting of Stockholders.  The Board holds meetings on at least a quarterly basis, and more often if necessary to fulfill its responsibilities.  Each director attended a minimum of 75% of the board meetings and each committee member attended all of the committee meetings scheduled during 2010.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders who wish to communicate with members of the Board, including the independent directors, individually or as a group, may send correspondence to them in care of the Secretary at the Company’s principal office, 1000 Stewart Avenue, Garden City, New York 11530.  Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com.

BOARD NOMINATION PROCESS

The directors of the Company are elected annually by the stockholders of the Company.  They serve until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINATING AND GOVERNANCE COMMITTEE

In 2009, the Board of Directors combined the Governance Committee and the Nominating Committee.  The Nominating and Governance Committee is composed of all of the Company’s independent directors; John Koegel (Chair), David E. R. Dangoor, Michael Jeary, Cherrie Nanninga and William U. Westerfield.  The Nominating and Governance Committee held five meetings in 2010.

The Nominating and Governance Committee has the following responsibilities:

•
To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to the Board nominees for open or newly created director positions;

•	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;

•
To periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters;

•	To consider requests by members of the Board of Directors to serve on other public company boards;

•	To provide an orientation and education program for Directors;

•	To develop and make recommendations to the Board regarding governance principles applicable to the Company;

•
To assess the structure of the committees of the Board, develop and recommend corporate governance guidelines and develop and recommend procedures for the evaluation and self-evaluation of the Board; and

•	To perform such other duties as the Board may assign to the Committee.

The complete text of the Nominating and Governance Committee charter was set forth as Appendix A to the 2009 Proxy Statement.  The Nominating and Governance Committee charter is available on the Company’s website at www.lifetimebrands.com.

BOARD DIVERSITY

The Company’s policy provides that while diversity and the variety of experiences and viewpoints represented on the Board of Directors should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise and background that would compliment those of the existing members of the Board of Directors, recognizing the nature of the Company’s business.

AUDIT COMMITTEE

The Audit Committee is composed of three directors, each of whom is independent, as required by the Audit Committee charter and the listing requirements for The NASDAQ Stock Market, LLC and the SEC rules.  The current members are William U. Westerfield (Chair), David E. R. Dangoor and Cherrie Nanninga.  The Board has determined that William U. Westerfield is an “Audit Committee Financial Expert,” as defined by the SEC rules.  The Audit Committee held four meetings during 2010.

The Audit Committee, among other things, regularly:

•	Considers the qualifications of and appoints and reviews the activities of the Company’s independent registered public accounting firm;

•
Reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit of the financial statements for the previous year;

•	Evaluates the Company’s organization and its internal controls, policies, procedures and practices to determine whether they are reasonably designed to:

•	Provide for the safekeeping of the Company’s assets; and

•	Assure the accuracy and adequacy of the Company’s records and financial statements;

•	Reviews the activities of the Company’s internal audit function and approves the internal audit plan and budget;

•	Reviews the Company’s financial statements and reports;

•
Discusses the Company’s processes with respect to risk assessment and risk management and reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	Monitors compliance with the Company’s internal controls, policies, procedures and practices;

•	Reviews and approves related-party transactions; and

•	Undertakes such other activities as the Board from time to time may delegate to it.

The complete text of the Audit Committee charter is set forth as Appendix A to this Proxy Statement.  The Audit Committee charter is also available on the Company’s website at www.lifetimebrands.com.

STRATEGIC PLANNING COMMITTEE

The Strategic Planning Committee is composed of four directors.  The current members are Michael Jeary (Chair), John Koegel, David E. R. Dangoor and Jeffrey Siegel.  The Strategic Planning Committee held three meetings in 2010.

The Strategic Planning Committee, among other things, provides assistance to the Board in fulfilling its responsibilities to the stockholders of the Company with respect to the following:

•	Monitoring and informing the Board of developments, trends and new discoveries that may facilitate the Company to achieve its goals by improving operations, profitability and stockholder value;

•	Reviewing and recommending to the Board, for its approval, long-term business objectives and plans developed by management; and

•	Overseeing the development and monitoring the implementation of a strategic plan.

The Strategic Planning Committee regularly receives updates from the Chairman of the Board of Directors and Chief Executive Officer, and from time to time meets with the Company’s Division Presidents.

COMPENSATION COMMITTEE

The Compensation Committee is composed of three directors, each of whom is independent.  The current members are Cherrie Nanninga (Chair), John Koegel, and Michael Jeary.  The Compensation Committee held thirteen meetings during 2010.

The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to executive as well as non-executive compensation.  The principal duties and responsibilities of the Compensation Committee include: (i) reviewing and approving compensation principles that apply generally to the Company’s employees, (ii) establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer, and (iii) reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer and Chief Operating Officer, the performance of the other executive officers of the Company.  The Compensation Committee considers the following factors in making or approving compensation decisions or recommendations from executive management: Company performance, division performance, individual performance, executive potential and retention.

The Compensation Committee is also responsible for the administration of the Company’s 2000 Incentive Bonus Compensation Plan and the Company’s 2000 Long-Term Incentive Plan.

The complete text of the Compensation Committee charter was set forth as Appendix A to the 2010 Proxy Statement.  The Compensation Committee charter is also available on the Company’s website at www.lifetimebrands.com.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company reviewed and discussed the consolidated financial statements of the Company and its subsidiaries that are set forth in the Company’s 2010 Annual Report to Stockholders and in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 with management of the Company and Ernst & Young LLP, the independent registered public accounting firm of the Company.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements and the adequacy of internal controls.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company.  The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with management of the Company and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2010 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the Company’s 2010 Annual Report to Stockholders.

April 29, 2011

The Audit Committee
William U. Westerfield - Chair
Cherrie Nanninga
David E. R. Dangoor

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company exceeded many of its financial and operational goals during 2010.  The Company’s successful financial results for 2010 were derived from strong sales growth, stability in margins and a continuing focus on cost containment.  The Company also strengthened its balance sheet at the end of the year, as a result of cash generated during 2010, and by refinancing its bank credit agreement, arranging new financing to provide for the repayment of its convertible notes and repurchasing approximately $51 million of the convertible notes.  These results were achieved through execution of the Company’s business strategy during an uncertain and challenging period in the global economy.

The financial highlights for 2010 included the following:

•	An increase in net sales to $443.2 million in 2010, an increase of 6.8%, as compared to net sales of $415.0 million in 2009.

•	An increase in income before income taxes, equity in earnings and extraordinary item to $19.7 million in 2010 as compared to $2.4 million in 2009.

•	An increase in net income to $20.3 million, or $1.64 per diluted share, in 2010, as compared to $2.7 million, or $0.22 per diluted share, in 2009.

•
An increase in EBITDA to $42.9 million, as compared to $32.0 million for 2009. The Company defines EBITDA as net income, adjusted to exclude undistributed earnings of Grupo Vasconia, extraordinary items, interest, income taxes, depreciation and amortization, restructuring expenses, stock compensation expense and loss on early retirement of debt.

The Company’s compensation program, which is based on the Company’s philosophy and objectives, provided for an evaluation of the 2010 financial results and the achievements of the executives, in the determination of 2010 executive compensation, yielding a high level of correlation between pay and performance.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s compensation program historically has been designed to attract, reward, and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals.  A number of key principles guide management and the Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short and long-term stockholder value for the Company. The Company believes that a significant amount of compensation must be linked to measurable success in business performance.  A strong link between compensation and performance provides incentives for achieving short and long-term financial and business objectives and for aligning management’s interests with those of the stockholders.  Management and the Compensation Committee also believe that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company is able to attract and retain talented and experienced executives.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, the Company has adopted a compensation philosophy that contains both fixed and variable elements of compensation.   The Company’s compensation philosophy is to reward executives with compensation aligned to the Company’s short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk.  The elements of the Company’s executives’ total compensation are base salary, cash bonus and stock incentives.  The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets.  Consistent with the Company’s goal of linking pay and performance, the performance-based compensation of the Company’s CEO and COO amounted to 64% and 62% of their total compensation, respectively, for 2010.

The named executive officers (“NEOs”) of the Company are:

Jeffrey Siegel	Chairman of the Board of Directors, Chief Executive Officer and President

Ronald Shiftan	Vice Chairman of the Board of Directors and Chief Operating Officer

Craig Phillips	Senior Vice-President — Distribution and Director

Laurence Winoker	Senior Vice-President — Finance, Treasurer and Chief Financial Officer

ROLE OF THE COMPENSATION COMMITTEE

The purpose of the Compensation Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities relating to executive as well as non-executive compensation. The principal duties and responsibilities of the Compensation Committee include:

(i)	Reviewing and approving compensation principles that apply generally to the Company’s employees;

(ii)
Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer, evaluating their performances in light of the established goals and objectives, and approving their annual compensation; and

(iii)
Reviewing corporate goals and objectives (as established by the Chief Executive Officer and Chief Operating Officer) relevant to the compensation of the other NEOs, evaluating their performances in light of the established goals (considering evaluations and recommendations provided by the Chief Executive Officer and Chief Operating Officer), and approving their annual compensation.  The Compensation Committee considers the following factors in making or approving compensation decisions or recommendations from executive management: Company performance, division performance, individual performance, executive potential and retention.

The Compensation Committee also reviews the evaluation process and compensation structure for the other members of senior management of the Company.  The Compensation Committee is also responsible for the administration of the Company’s 2000 Incentive Bonus Compensation Plan and the Company’s 2000 Long-Term Incentive Plan.

Since 2008, the Compensation Committee has engaged Pearl Meyer & Partners as the Compensation Committee’s independent outside compensation consultant to provide services related to executive and non-employee director compensation.  Pearl Meyer & Partners does not provide other services to the Company unless approved by the Compensation Committee.

Pearl Meyer & Partners assists the Compensation Committee in its evaluation of the Company’s compensation philosophy and with the development of relevant metrics used by the Compensation Committee to assure internal equity and market parity. Pearl Meyer & Partners developed a peer group of companies with characteristics generally comparable to the Company’s revenue and market capitalization for review and approval of the Compensation Committee.  The peer group companies used in the peer group analysis were Blyth Inc., Kenneth Cole Productions Inc., CSS Industries Inc., Perry Ellis Intl Inc., G-III Apparel Group, Helen of Troy, JAKKS Pacific Inc., Libbey Inc., and Kid Brands, Inc.  The companies included in the peer group were the most comparable public companies; however most of the Company’s direct competitors are either smaller, international or privately-held.  The Compensation Committee considers the competitive data compiled by Pearl Meyer & Partners as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to the Company’s compensation policy.  In 2010, Pearl Meyer & Partners provided competitive data and a market analysis which was used by the Compensation Committee in negotiating the terms of the CEO’s new employment agreement, which became effective on January 1, 2011.

Fees paid to Pearl Meyer & Partners by the Company for compensation consulting services in 2010 and 2009 were $92,000 and $182,000, respectively.

SPECIFIC ELEMENTS OF NEO COMPENSATION

SALARY

Salary is intended to compensate the executive for performance of core job responsibilities and duties.

The salaries of Jeffrey Siegel and Ronald Shiftan are fixed by employment agreements that have been negotiated between Messrs. Siegel and Shiftan, respectively, and the Compensation Committee.

In determining Mr. Siegel’s compensation, the Compensation Committee took into account Mr. Siegel’s long-standing executive role in the Company, his extensive knowledge of and experience in the Housewares industry and his role in directing the growth of the Company.  The Compensation Committee views Mr. Siegel as one of the most experienced and successful executives in the Housewares industry.  The Compensation Committee also reviewed compensation being paid to other chief executive officers having the depth of experience, knowledge and industry awareness possessed by Mr. Siegel.

In determining Mr. Shiftan’s compensation, the Compensation Committee took into account his significant role in developing, structuring and implementing the Company’s growth and acquisition strategies.  The Compensation Committee also considered Mr. Shiftan’s role in assisting Mr. Siegel in various aspects of the Company’s business.

The salaries of Craig Phillips and Laurence Winoker are set forth in their employment agreements with the Company. Pursuant to his employment agreement, Mr. Winoker’s annual increases are based on changes in the Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for the New York Area.

CASH BONUSES

Mr. Siegel and Mr. Shiftan receive cash bonuses based on certain targets established pursuant to their respective employment agreements that are based on earnings before interest and taxes adjusted for certain items as more fully described below under the Summary Compensation Table.

Cash bonuses paid to Mr. Siegel and Mr. Shiftan in 2010 represented 59% and 87%, respectively, of the maximum cash bonuses available to them pursuant to their employment agreements.

Mr. Phillips’ bonus is discretionary. Mr. Winoker is entitled to receive a bonus, based on a target bonus of 40% of his base salary, determined based on performance objectives set forth in writing at the beginning of each calendar year during the term of his employment agreement.

STOCK OPTIONS

The Compensation Committee granted certain incentive stock options and non-qualified stock options to Jeffrey Siegel, Ronald Shiftan and Laurence Winoker in connection with their entering into their respective employment agreements. In addition, each NEO generally receives stock options once a year based on individual, division and Company performance, overall dilution, retention and executive potential.

In 2009, Pearl Meyer & Partners provided the Compensation Committee with guidelines for long-term incentives that approximated the Company’s targeted competitive position of between the 50th and 75th percentiles with respect to the Company’s peer group and long-term incentive survey data, which was measured using a variety of different perspectives in recognition of the Company’s share price volatility leading up to the date of the analysis.  The Compensation Committee considers illustrative guidelines provided to the Compensation Committee by Pearl Meyer & Partners, together with individual, division and Company performance, overall dilution, retention and executive potential, in granting stock options to the NEOs.

OTHER COMPENSATION

The Company maintains a defined contribution 401(k) plan for all employees including the NEOs.  The Company suspended its matching contributions effective January 1, 2009.

The Company offers perquisites that it believes are customary and reasonable, such as Company paid automobile expenses, and with respect to Messrs. Siegel and Shiftan, reimbursement or payment of certain insurance and legal expenses.

The following chart shows each of the above elements of compensation as a percentage of total compensation received by the NEOs for 2010, 2009 and 2008:

		Major Elements of Each NEO’s Compensation as a Percentage of Total Compensation				Total Compensation Per Summary Compensation Table
		% Salary	% Bonus	% Stock options	% Other compensation	Total $
Jeffrey Siegel	2010	32	38	26	4	$3,132,413
	2009	51	43	―	6	1,971,252
	2008	86	―	2	12	1,109,961
Ronald Shiftan	2010	33	39	23	5	$1,721,709
	2009	36	31	26	7	1,489,634
	2008	88	―	3	9	592,271
Craig Phillips	2010	65	19	12	4	$ 504,226
	2009	81	15	―	4	382,139
	2008	92	―	2	6	326,686
Laurence Winoker	2010	49	30	20	1	$ 819,871
	2009	64	28	6	2	504,603
	2008	94	―	2	4	327,607

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code (the “Code”) Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the companies’ chief executive officer and other named executive officers.  Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.  The Company periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of an executive’s compensation to comply with certain exemptions in Section 162(m).  However, the Company reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m), when the Company believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the executive officer’s performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The Compensation Committee also evaluates the levels of risks arising from the Company’s compensation policies and practices and reviews suggested practices to mitigate such risks.  The risks considered by the Compensation Committee included the following: i) strategic risk, which involves the alignment of performance metrics of executives with the objective of long-term value creation for shareholders, ii) governance risk, focused on the independence and level of expertise of Compensation Committee members as well as the use of a compensation consultant, and iii) pay-mix risk, which includes the balancing of the fixed and variable performance components of executive compensation.  The Company concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  Based on this review, discussion and evaluation of risks, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

April 29, 2011	The Compensation Committee Cherrie Nanninga – Chair John Koegel Michael Jeary

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s NEOs:

Name and Principal Position	Year	Salary	Bonus	Option awards(1)	All other compensation	Total
Jeffrey Siegel (2) Chairman of the Board of Directors, Chief Executive Officer and President	2010	$1,004,733	$1,190,984	$805,000	$131,696	$3,132,413
	2009	999,678	841,344	―	130,230	1,971,252
	2008	959,658	―	18,900	131,403	1,109,961
Ronald Shiftan (3) Vice Chairman of the Board of Directors and Chief Operating Officer	2010	566,183	662,019	402,500	91,007	1,721,709
	2009	538,235	460,378	393,750	97,271	1,489,634
	2008	517,878	―	19,050	55,343	592,271
Craig Phillips (4) Senior Vice-President —Distribution and Director	2010	325,096	97,663	60,375	21,092	504,226
	2009	311,539	56,250	―	14,350	382,139
	2008	299,712	―	6,600	20,374	326,686
Laurence Winoker (5) Senior Vice-President —Finance, Treasurer and Chief Financial Officer	2010	399,760	248,480	161,000	10,631	819,871
	2009	320,948	141,052	30,000	12,603	504,603
	2008	308,294	―	6,600	12,713	327,607

Notes:

(1)
Represents the aggregate grant date fair value of the stock options as determined under the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which will be recognized by the Company for options granted during 2010, 2009 and 2008. For information regarding the valuation of these options refer to Note G to the Company’s Consolidated Financial Statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
2010 – All other compensation consists of reimbursement of insurance expenses of $100,000 (includes a gross-up payment to cover taxes of $40,000), Company paid automobile related expenses of $26,696, and reimbursement of legal fees of $5,000.  Effective January 1, 2011, the Company discontinued the practice of paying the tax gross-ups with respect to insurance and other reimbursements.

2009 – All other compensation consists of reimbursement of insurance expenses of $100,000 (includes a gross-up payment to cover taxes of $40,000), Company paid automobile related expenses of $24,230, and reimbursement of legal fees of $6,000.

2008 – All other compensation consists of reimbursement of insurance expenses of $100,000 (includes a gross-up payment to cover taxes of $40,000), Company paid automobile related expenses of $26,803 and a 401(k) matching contribution made by the Company of $4,600.

(3)	2010 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company paid automobile related expenses of $20,005, and reimbursement of legal fees of $11,002.

2009 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company paid automobile related expenses of $24,204, and reimbursement of legal fees of $13,067.

2008 – All other compensation consists of reimbursement of insurance expenses of $20,000, Company paid automobile related expenses of $30,743 and a 401(k) matching contribution made by the Company of $4,600.

Notes (continued):

(4)	2010 – All other compensation consists of Company paid automobile related expenses of $21,092.

2009 – All other compensation consists of Company paid automobile related expenses of $14,350.

2008 – All other compensation consists of Company paid automobile related expenses of $16,495 and a 401(k) matching contribution made by the Company of $3,879.

(5)	2010 – All other compensation consists of Company paid automobile related expenses of $10,631.

2009 – All other compensation consists of Company paid automobile related expenses of $12,603.

2008 – All other compensation consists of Company paid automobile related expenses of $11,289 and a 401(k) matching contribution made by the Company of $1,424.

Jeffrey Siegel

On May 2, 2006, Jeffrey Siegel entered into an employment agreement with the Company (the “Employment Agreement”) whereby the Company employed Mr. Siegel as its President and Chief Executive Officer for a five year term that commenced on January 1, 2006, with automatic renewals for additional consecutive one year periods unless his term of employment was terminated by either the Company or Mr. Siegel.  The Employment Agreement provided for an annual salary of $960,000 with annual increments based on changes in the Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for the New York Area.

The Employment Agreement was amended on August 10, 2009 (the “First Amendment”) to (a) revise the provisions relating to the bonuses which Mr. Siegel is entitled to receive for each year during the term of his employment under the Employment Agreement and (b) modify the provisions relating to Section 409A of the Code.  The Employment Agreement was further amended on November 9, 2010 (the “Second Amendment”) to revise the provisions relating to the bonuses which Mr. Siegel is entitled to receive for each year during the term of his employment under the employment agreement, as amended by the First Amendment and the Second Amendment (the “Amended Employment Agreement”).  The Amended Employment Agreement specified that Mr. Siegel would receive 50% of the target bonus for a year in which the Adjusted IBIT for such year reached the threshold of 50% and also provided for Mr. Siegel to receive a maximum of 200% of the target bonus for such year if the Adjusted IBIT for such year equaled or exceeded 200% of the target Adjusted IBIT for such year.

Pursuant to the Employment Agreement, as amended by the First Amendment, with respect to the year ended December 31, 2009, Mr. Siegel was entitled to receive certain bonuses provided for in the Employment Agreement prior to the First Amendment; provided, however, in no event more in the aggregate than the “2009 Annual Adjusted IBIT Performance Bonus” as defined in the Employment Agreement.  The amount of the 2009 Annual Adjusted IBIT Performance Bonus was less than the bonus provided for in his Employment Agreement prior to the First Amendment and, therefore, Mr. Siegel was paid the lesser amount.  The Employment Agreement, as amended by the First Amendment, defines the term “2009 Annual Adjusted IBIT Performance Bonus” as that amount shown opposite the adjusted IBIT achieved by the Company for such year in a table (the “2009 Adjusted IBIT Performance Bonus Table”) delivered to Mr. Siegel by the Compensation Committee concurrently with the execution of the amendment of the First Amendment.  The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes as determined by the Company’s independent auditors using generally accepted accounting principles, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year.

For the year ended December 31, 2010, the Compensation Committee prepared an Adjusted IBIT Performance Bonus Table for 2010 similar to the 2009 Adjusted IBIT Performance Table, except that (i) the Adjusted IBIT to be achieved by the Company for Mr. Siegel to obtain 100% of the target bonus was based on the annual budget for such year prepared by the management and discussed with the Board of Directors of the Company and (ii) the target bonus payable upon achieving 100% of the target Adjusted IBIT for such year was 100% of the salary payable to Mr. Siegel for such year.  Pursuant to the Amended Employment Agreement, the threshold Adjusted IBIT for 2010 was 50% of the target Adjusted IBIT for such year which, if achieved, entitled Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year.  Similarly, the maximum Adjusted IBIT for such year was 200% of the target Adjusted IBIT for such year which, if achieved, entitled Mr. Siegel to receive 200% of the target bonus for such year, consistent with the Adjusted IBIT Performance Table for such year.

The Amended Employment Agreement also provided that the Adjusted IBIT Performance Bonus for 2010 would be zero if the Adjusted IBIT achieved by the Company for 2010 was less than the threshold Adjusted IBIT for 2010, and in no event would the Adjusted IBIT Performance Bonus for such year be more than the maximum target bonus for 2010 even if the Adjusted IBIT achieved by the Company for such year exceeded the maximum Adjusted IBIT.

The Amended Employment Agreement also provided for other perquisites including Company paid automobile related expenses, the reimbursement of legal fees for financial, investment and/or tax advice, and the drafting of wills and trusts in connection with estate planning up to $10,000 during any twelve month period, the reimbursement of legal fees related to the drafting of his employment agreement up to $20,000 and the reimbursement of insurance premiums paid by Mr. Siegel up to $60,000 per year plus a gross-up payment from the Company in an amount such that the net amount retained by Mr. Siegel, after the calculation and reduction for any Federal, state, and local income taxes and employment taxes on the gross-up payment, shall be equal to the additional life insurance policy income.

The Amended Employment Agreement further provided for payments due to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Siegel’s employment agreement, before it was amended by the First Amendment, was filed with the SEC as an exhibit to a Form 8-K dated May 8, 2006. The complete text of the First Amendment to Mr. Siegel’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009. The complete text of the Second Amendment was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Effective as of January 1, 2011, Mr. Siegel entered into a new employment agreement (the “New Employment Agreement”) with the Company. The new agreement extends the term of Mr. Siegel’s employment through December 31, 2013, with automatic renewals for additional one year periods unless his employment is terminated by either the Company or Mr. Siegel; provides for an annual base salary of $1,000,000; Company-paid automobile expenses; reimbursement of certain legal, financial and other professional services up to $10,000 during any twelve month period; and reimbursement of insurance premiums up to $60,000 per year. The new agreement eliminates all gross-up payments for taxes on such additional payments.

Pursuant to the New Employment Agreement, the Company granted Mr. Siegel an option to purchase 150,000 shares of the Company’s common stock at a price equal to the closing stock price on March 4, 2011.  Such stock option will vest and become exercisable in three equal installments on December 31, 2011, 2012 and 2013 and expire ten years from the date of grant.  The New Employment Agreement also entitles Mr. Siegel to receive (a) an Annual Adjusted IBIT Performance Bonus, and (b) an Annual Individual Goal Bonus.  The Annual Adjusted IBIT Performance Bonus is based on an Adjusted IBIT Performance Bonus table prepared by the Compensation Committee of the Board of Directors for each such year which shall be similar to the Adjusted IBIT Performance Table for the year 2010 prepared by the Compensation Committee, except that the Adjusted IBIT to be achieved by the Company for Mr. Siegel to obtain 100% of the target bonus will be based on the annual budget for such year prepared by the management of the Company and approved by the Board of Directors of the Company.  The target bonus payable will be calculated and determined in the same manner as the target bonus payable for 2010 pursuant to the Amended Employment Agreement.  For each year during the term of his employment under the New Employment Agreement, commencing with the year ending December 31, 2011, Mr. Siegel shall be entitled to receive an Annual Individual Goal Bonus equal to 25% of his salary for such year based on meeting individual measurable objectives set by the Compensation Committee in consultation with Mr. Siegel.  If Mr. Siegel satisfies at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to 12.5% of his salary for such year.  If Mr. Siegel meets less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year.  The New Employment Agreement further provides for payments due to Mr. Siegel upon the termination of his employment under the New Employment Agreement.  The complete text of the New Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 8, 2011.

Ronald Shiftan

On August 10, 2009, the Company entered into an amended and restated employment agreement with Ronald Shiftan (the “Amended and Restated Employment Agreement”) whereby the Company employed Mr. Shiftan as its Vice Chairman and Chief Operating Officer through December 31, 2012, with automatic renewals for additional one year periods unless terminated by either the Company or Mr. Shiftan.  Pursuant to the Amended and Restated Employment Agreement, Mr. Shiftan’s annual salary was $518,000, effective January 1, 2008, and increased to $566,000 effective January 1, 2010.  On November 9, 2010, the Company entered into an amendment of the Amended and Restated Employment Agreement with Mr. Shiftan (the “Amendment of the Amended and Restated Employment Agreement”), which provided that Mr. Shiftan is to receive 50% of the target bonus for a year in which the Adjusted IBIT for such year reaches the threshold of 50% of the target Adjusted IBIT for such year and also provides for Mr. Shiftan to receive a maximum of 150% of the target bonus for such year if the Adjusted IBIT for such year equals or exceeds 150% of the target Adjusted IBIT for such year.

Pursuant to the Amended and Restated Employment Agreement, with respect to the year ending December 31, 2009, Mr. Shiftan was entitled to receive certain bonuses provided for in his employment agreement prior to its amendment and restatement; provided, however, in no event more in the aggregate than the “2009 Annual Adjusted IBIT Performance Bonus” as defined in the Amended and Restated Employment Agreement.  The amount of the 2009 Annual Adjusted IBIT Performance Bonus was less than the bonus provided for in his employment agreement prior to its amendment and restatement and, therefore, Mr. Shiftan was paid the lesser amount.  The Amended and Restated Employment Agreement defines the term “2009 Annual Adjusted IBIT Performance Bonus” as that amount shown opposite the adjusted IBIT achieved by the Company for such year in a table (the “2009 Adjusted IBIT Performance Bonus Table”) delivered to Mr. Shiftan by the Compensation Committee concurrently with the execution of the amendment and restatement of his employment agreement.

The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes subject to review by the Company’s independent auditors using generally accepted accounting principles, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year.

For each year following the year ending December 31, 2009, the Amended and Restated Employment Agreement provides that the Compensation Committee is to prepare an Adjusted IBIT Performance Bonus Table for such year similar to the 2009 Adjusted IBIT Performance Table, except that (i) the Adjusted IBIT to be achieved by the Company for Mr. Shiftan to obtain 100% of the target bonus will be based on the annual budget for such year prepared by the management and discussed with the Board of Directors of the Company and (ii) the target bonus payable upon achieving 100% of the target Adjusted IBIT for such year will be 100% of the salary payable to Mr. Shiftan for such year.  Pursuant to the Amendment of the Amended and Restated Employment Agreement, the threshold Adjusted IBIT for such year will be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year.  Similarly, the maximum Adjusted IBIT for such year will be 150% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 150% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year.

The Amended and Restated Employment Agreement also provides that the Adjusted IBIT Performance Bonus for any such year will be zero if the Adjusted IBIT achieved by the Company for such year is less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for such year be more than the maximum target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

The Amended and Restated Employment Agreement further provides that for each year during Mr. Shiftan’s employment under the Amended and Restated Employment Agreement, he shall be entitled to receive an Annual Individual Goal Bonus equal to 10% of his salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and monitored by the Compensation Committee of the Board of Directors.  If Mr. Shiftan meets at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to at least 5% of his salary for such year.  If Mr. Shiftan satisfies less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year.

Pursuant to the Amended and Restated Employment Agreement, Mr. Shiftan was granted an option to purchase 125,000 shares of the Company’s common stock at a price equal to the closing stock price on August 10, 2009 with an expiration of five years from the date of grant.  The option vested 25% on December 31, 2009 and the balance vests in three equal annual installments commencing on December 31, 2010 and, therefore, 50% was vested as of December 31, 2010.

The Amended and Restated Employment Agreement also provides for certain perquisites including Company paid automobile related expenses, the reimbursement of legal fees for financial, investment and/or tax advice, and the drafting of wills and trusts in connection with estate planning up to $15,000 during any twelve month period, and the reimbursement of insurance premiums paid by Mr. Shiftan up to $60,000 per year.

The Amended and Restated Employment Agreement further provides for payments due to Mr. Shiftan upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of the Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009. The complete text of the Amendment of the Amended and Restated employment agreement was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Craig Phillips

On March 8, 2010, the Company entered into an amended and restated employment agreement with Craig Phillips whereby the Company employed Mr. Phillips as the Company’s Senior Vice-President — Distribution.  The agreement provided for an initial base annual salary of $325,000 and an annual bonus determined by the Compensation Committee of the Board of Directors, upon recommendation of the Company’s Chief Executive Officer and Chief Operating Officer, based primarily upon the Chief Executive Officer’s and Chief Operating Officer’s evaluation of Mr. Phillips’ performance during such calendar year.  The agreement also provides for certain perquisites including fringe benefits and Company paid automobile related expenses.

Mr. Phillips’ employment agreement further provides for payments to Mr. Phillips upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Phillips’ amended and restated employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010.

Laurence Winoker

On June 28, 2007, the Company entered into an employment agreement with Laurence Winoker, whereby the Company employed Mr. Winoker as the Company’s Senior Vice-President — Finance, Treasurer and Chief Financial Officer for a three year term commencing on July 2, 2007 with automatic renewals thereafter for additional one year periods unless terminated by either Mr. Winoker or the Company.  On March 8, 2010, the Company entered into an amendment to Mr. Winoker’s employment agreement, pursuant to which Mr. Winoker’s base salary increased to $400,000 with annual increases based on changes in the Bureau of Labor Statistics Consumer Price Index for New York-Northern New Jersey-Long Island, NY-NJ-CT-PA.  Mr. Winoker’s employment agreement provides for an annual performance bonus, with a target of 40% of his base salary, based on performance objectives set forth in writing at the beginning of each calendar year during the term of the agreement.  The agreement also provides for certain perquisites including fringe benefits and Company paid automobile related expenses.

In connection with the agreement, the Company also granted Mr. Winoker an option to purchase 75,000 shares of the Company’s common stock pursuant to the Company’s 2000 Long-Term Incentive Plan.  The options vest over a 5 year period and expire on July 1, 2017.

Mr. Winoker’s employment agreement further provides for payments to Mr. Winoker upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Winoker’s employment agreement, before it was amended, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010.

GRANTS OF PLAN BASED AWARDS DURING THE FISCAL YEAR ENDED
DECEMBER 31, 2010

The following table sets forth information regarding grants of stock based compensation to the NEOs during 2010:

Name	Grant date	Number of securities underlying options		Exercise or base price of option awards (1)	Grant date fair value of option awards
Jeffrey Siegel	May 7, 2010	100,000	(2)	$13.27	$8.05
Ronald Shiftan	May 7, 2010	50,000	(2)	13.27	8.05
Craig Phillips	May 7, 2010	7,500	(2)	13.27	8.05
Laurence Winoker	May 7, 2010	20,000	(2)	13.27	8.05

Notes:

(1)  Represents the closing price of the Company’s common stock on the respective grant dates.

(2)  The options vest in equal yearly installments over four years commencing on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

The above stock options were granted pursuant to the Company’s 2000 Long-Term Incentive Plan, as amended in June 2009 (the “Plan”).  Under the Plan, up to 3,500,000 shares of the Company’s common stock may be subject to outstanding awards granted by the Board of Directors of the Company, or a duly appointed committee thereof, to directors, officers, employees, consultants and service providers to the Company and its affiliates in the form of stock options or other equity-based awards.  At December 31, 2010, 733,926 shares of the total 3,500,000 shares that could be issued under the plan were available for awards that could be granted under the Plan.

OPTION EXERCISES DURING THE FISCAL YEAR ENDED
DECEMBER 31, 2010

There were no options exercised by the NEOs during 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2010:

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jeffrey Siegel	15,000	(1)			$ 4.60	November 9, 2018
			100,000	(2)	13.27	May 6, 2020
Ronald Shiftan	75,000	(3)			5.55	December 5, 2011
	5,000	(4)			8.55	August 12, 2013
	1,000	(5)			20.09	June 8, 2014
	15,000	(6)			4.60	November 9, 2018
	62,500	(7)	62,500	(7)	5.32	August 9, 2014
			50,000	(2)	13.27	May 6, 2020
Craig Phillips	25,000	(8)			7.72	June 30, 2013
	12,800	(9)	3,200	(9)	29.96	May 1, 2016
	6,000	(10)	4,000	(10)	22.46	May 6, 2013
	2,500	(11)	2,500	(11)	4.60	November 9, 2018
			7,500	(2)	13.27	May 6, 2020
Laurence Winoker	45,000	(12)	30,000	(12)	20.81	July 1, 2017
	2,500	(11)	2,500	(11)	4.60	November 9, 2018
	6,250	(13)	18,750	(13)	2.19	April 2, 2019
			20,000	(2)	13.27	May 6, 2020

Notes:

(1)	This option was granted on November 10, 2008 and vested quarterly through December 31, 2010.

(2)	This option was granted on May 7, 2010 and vests 25% a year over four years commencing on the first anniversary of the date of grant.

(3)	This option was granted and vested on December 6, 2001.

(4)	This option was granted and vested on August 13, 2003.

(5)	This option was granted and vested on June 9, 2004.

(6)	This option was granted on November 10, 2008 and vested quarterly through June 30, 2010.

(7)	This option was granted on August 10, 2009 and vested 25% on December 31, 2009 with the balance vesting in three equal annual installments commencing on December 31, 2010.

(8)	This option was granted on July 1, 2003 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

(9)	This option was granted on May 2, 2006 and vests 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.

(10)	This option was granted on May 7, 2007 and vests 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.

Notes (continued):

(11)	This option was granted on November 10, 2008 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

(12)	This option was granted on July 2, 2007 and vests 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.

(13)	This option was granted on April 3, 2009 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs require the Company to make certain payments to these individuals in the event of a termination of their employment or a change in control of the Company. The Company believes that the arrangements with respect to a change in control are appropriate to allow the NEOs to focus on the Company’s interests in a change of control situation without distractions relating to their employment.  The following table shows estimated payments that would have been made to each of the Company’s NEOs pursuant to their current employment agreements under various scenarios involving a termination of employment or a change in control of the Company, assuming that each individual’s employment was terminated or a change in control of the Company had occurred on December 31, 2010 and using the closing market price of the Company’s common stock as of December 31, 2010:

Payment	Jeffrey Siegel	Ronald Shiftan	Craig Phillips	Laurence Winoker

Upon termination as a result of disability
Cash severance	$—	$2,388,567	$325,000	$200,000
Awarded but unpaid bonus	1,190,984	662,019	97,663	—
Stock options (intrinsic value)	—	583,500	—	—
Health benefits	—	6,918	—	—
Insurance reimbursement	—	120,000	—	—
Accrued vacation	38,542	21,770	12,500	—
	$1,229,526	$3,782,774	$435,163	$200,000

Upon termination as a result of death
Cash severance	$—	$2,388,567	$325,000	$—
Awarded but unpaid bonus	1,190,984	662,019	97,663	—
Stock options (intrinsic value)	77,000	583,500	—	—
Health benefits	—	6,918	—	—
Insurance reimbursement	—	120,000	—	—
Accrued vacation	38,542	21,770	12,500	—
	$1,306,526	$3,782,774	$435,163	$—

Payment	Jeffrey Siegel	Ronald Shiftan	Craig Phillips	Laurence Winoker
Upon termination by the Company for cause or by the executive without good reason
Awarded but unpaid bonus	$—	$—	$—	$248,480
Accrued vacation	38,542	21,770	—	15,385
	$38,542	$21,770	$—	$263,865
Upon termination by the Company without cause or by the executive for good reason as a result of a change in control of the Company
Cash severance	$4,806,289	$1,572,580	$—	$400,000
Awarded but unpaid bonus	1,190,984	662,019	—	248,480
Stock options (intrinsic value)	77,000	583,500	—	261,188
Health benefits	3,459	6,918	—	3,902
Insurance reimbursement	100,000	120,000	—	—
Accrued vacation	38,542	21,770	—	15,385
	$6,216,274	$2,966,787	$—	$928,955
All other involuntary terminations by the Company or by the executive for good reason (1)
Cash severance	$1,392,173	$2,388,567	$325,000	$400,000
Awarded but unpaid bonus	1,190,984	662,019	97,663	248,480
Stock options (intrinsic value)	77,000	583,500	—	—
Health benefits	3,459	6,918	—	3,902
Insurance reimbursement	100,000	120,000	—	—
Accrued vacation	38,542	21,770	12,500	15,385
	$2,802,158	$3,782,774	$435,163	$667,767

Note:

(1)
Mr. Siegel and Mr. Shiftan are also entitled to receive these amounts upon a termination of employment for good reason in connection with a change in control that is initiated by them; unless, in the case of Mr. Siegel, the closing price of the Company’s common stock on the date of the change in control is at least 20% greater than the closing price of the Company’s common stock on January 1, 2006.   Upon any such termination in connection with a change in control, however, Mr. Siegel’s and Mr. Shiftan’s payments would be capped at $6,216,274 and $2,966,787, respectively, in order to entitle the Company to a deduction under Internal Revenue Code section 280G for the payments to prevent the imposition of excise taxes under Internal Revenue Code section 4999.

The amounts shown for each NEO do not include payments and benefits that do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees.  The above payments reflect the amounts that would have been payable upon a termination of employment as of December 31, 2010 and, therefore, in the case of Mr. Siegel, do not reflect the terms of the New Employment Agreement executed by the Company and Mr. Siegel on March 4, 2011.

Jeffrey Siegel

General

On May 2, 2006 Jeffrey Siegel entered into an employment agreement with the Company (the “Employment Agreement”) which was amended on August 10, 2009 (the “First Amendment”) and was further amended on November 9, 2010 (the “Second Amendment”).  The Employment Agreement as amended by the First Amendment and the Second Amendment is referred to as the “Amended Employment Agreement”.  On March 4, 2011, the Company entered into a new employment agreement with Mr. Siegel (the “New Employment Agreement”) pursuant to which Mr. Siegel’s employment under the Amended Employment Agreement was terminated and Mr. Siegel’s employment by the Company was continued under the terms of the New Employment Agreement.

Amended Employment Agreement.

The Amended Employment Agreement provided as follows:

Termination for Cause; Resignation Without Good Reason.

If Mr. Siegel’s employment had been terminated by the Company for Cause (as defined in the Amended Employment Agreement) or if Mr. Siegel had resigned other than for Good Reason (as defined in the Amended Employment Agreement), Mr. Siegel would have been entitled to be paid (i) his base salary accrued up to and including the date of termination or resignation, (ii) an amount in lieu of any accrued but unused vacation time, and (iii) the amount of any unreimbursed expenses (collectively, “Accrued Obligations”).

Involuntary Termination.

If the Company had terminated Mr. Siegel’s employment for any reason other than Disability (as defined in the Amended Employment Agreement) or Cause or Mr. Siegel had resigned from his employment for Good Reason (such a resignation or termination is hereinafter referred to as an “Involuntary Termination”), Mr. Siegel would have been entitled to payment of the Accrued Obligations.  In addition, in the event of Mr. Siegel’s Involuntary Termination, the Company would have paid to Mr. Siegel as severance (the “Severance Payment”), (i) 1/36 of the prior three years’ total of base salary and EIBIT Performance Bonus, times (ii) the number of remaining months in the term of his employment under the Amended Employment Agreement (the “Term”).  In addition, in the event of the Mr. Siegel’s Involuntary Termination, all of Mr. Siegel’s then-outstanding stock options would have been immediately vested and exercisable. The Company also would have continued to reimburse Mr. Siegel for certain insurance premiums provided for in the Amended Employment Agreement until the end of the Term. Anything in the Amended Employment Agreement to the contrary notwithstanding, no Severance Payment would have been payable if Mr. Siegel’s employment with the Company had ended at the expiration or non-renewal of the Term. In addition, Mr. Siegel would have continued to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Siegel at the time of such Involuntary Termination until the end of the Term or until Mr. Siegel obtained other employment, whichever occurred first.

Involuntary Termination in Connection with Certain Changes in Control.

If the Company had undergone a Change in Control that was (i) not initiated by Mr. Siegel or, (ii) notwithstanding that it was initiated by Mr. Siegel, the closing price of the Company’s common stock on the date of the Change in Control was at least 20% greater than the closing price of the Company’s common stock on the effective date of the Employment Agreement, and either (iii) Mr. Siegel’s employment was thereafter terminated under circumstances that would have constituted an Involuntary Termination or (iv) Mr. Siegel had undergone an Involuntary Termination and within 90 days of the Involuntary Termination, the Company had executed a definitive agreement to enter into a transaction the consummation of which would have resulted in a Change in Control and such transaction was actually consummated, Mr. Siegel would have received a Change in Control Severance Payment in lieu of any other Severance Payment payable under the Amended Employment Agreement.

Notwithstanding the foregoing, in the event that any payments to Mr. Siegel under the Amended Employment Agreement would have resulted in the denial of a deduction to the Company under Section 280G of the Code, or the imposition of an excise tax upon Mr. Siegel under Section 4999 of the Code, the amounts otherwise payable would have been reduced to the extent necessary to entitle the Company to a deduction for the full amounts payable to Mr. Siegel and to prevent the imposition of an excise tax upon Mr. Siegel.

In the event of Mr. Siegel’s death subsequent to his Involuntary Termination following a Change in Control, but prior to the payment of the Change in Control Severance Payment, the Change in Control Severance Payment would have been paid to Mr. Siegel’s beneficiary.

Termination Due to Disability.

In the event of Mr. Siegel’s Disability, the Company would have been entitled to terminate his employment. If the Company had terminated Mr. Siegel’s employment due to Disability, Mr. Siegel would have been entitled to payment of the Accrued Obligations, a prorata portion of the Annual Cash Performance Bonuses provided for in the Amended Employment Agreement and any disability benefits that were provided under the terms of any pension, medical, disability or life insurance plan, program or arrangement applicable to senior executives of the Company generally (“Senior Executive Benefit Plan”) applicable to Mr. Siegel at the time of his Disability.

Death.

Except in certain circumstances no salary or benefits would have been payable under the Amended Employment Agreement following the date of Mr. Siegel’s death.  In the event of Mr. Siegel’s death, the Accrued Obligations and a pro rata portion of the Annual Cash Performance Bonuses provided for in the Amended Employment Agreement would have been paid to Mr. Siegel’s beneficiary.  In the event of Mr. Siegel’s death, all of Mr. Siegel’s then outstanding stock options would have been immediately vested and exercisable. Mr. Siegel’s beneficiary also would have been entitled to any death benefits that would have been provided under the terms of any Senior Executive Benefit Plan applicable to Mr. Siegel at the time of his death.

The complete text of the Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated May 8, 2006, the complete text of the First Amendment was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009 and the complete text of the Second Amendment was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

New Employment Agreement.

The New Employment Agreement provides as follows:

Termination for Cause; Resignation Without Good Reason.

If Mr. Siegel’s employment is terminated by the Company for Cause (as defined in his employment agreement) or if Mr. Siegel resigns other than for Good Reason (as defined in his employment agreement),  Mr. Siegel shall be entitled to be paid (i) his salary accrued up to and including the date of termination or resignation of his employment, (ii) an amount in lieu of any accrued but unused vacation time, and (iii) the amount of any unreimbursed expenses (collectively, the “Accrued Obligations”).  Notwithstanding anything to the contrary in his employment agreement, Mr. Siegel shall be entitled to exercise any then-outstanding stock options granted to Mr. Siegel that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination.

If Mr. Siegel’s employment is terminated (i) by the Company for any reason other than Cause, (ii) by Mr. Siegel for Good Reason, (iii) by the Company or Mr. Siegel due to Mr. Siegel’s Disability (as defined in his employment agreement) or (iv) by reason of Mr. Siegel’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Siegel shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Siegel’s Involuntary Termination, the Company shall pay to Mr. Siegel as severance (the “Severance Payments”) the following amounts:

(A)	3.0 times the Salary,

(B)	3.0 times the average annual bonus paid by the Company to Mr. Siegel with respect to the two immediately preceding years, and

(C)	the Annual Adjusted IBIT Performance Bonus accrued to the date of Termination.

In addition, in the event of Mr. Siegel’s Involuntary Termination, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable. Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Siegel’s employment with the Company ends at the expiration or non-renewal of the term of his employment under his employment agreement (the “Term”). In addition, Mr. Siegel shall continue to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Siegel at the time of such Involuntary Termination until the end of the Term or until Mr. Siegel obtains other employment, whichever occurs first.

Involuntary Termination in Connection with Certain Changes in Control.

If, during the Term, the Company undergoes a Change in Control (as defined in his employment agreement), and either (i) Mr. Siegel’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Siegel undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a Change in Control and such transaction is actually consummated, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable and Mr. Siegel shall be entitled to payment of the Accrued Obligations and the Severance Payments.  In addition, Mr. Siegel shall be entitled to the continuation of his benefits.  The Company shall make the payments and provide the benefits to be paid and provided under his employment agreement; provided, however, if all or any portion of the payments and benefits provided under his employment agreement, either alone or together with other payments and benefits which Mr. Siegel receives or is then entitled to receive from the Company or otherwise, would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), the Company shall reduce such payments and such other payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and, (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit if such reduction were not made.

Termination Due to Disability.

In the event of Mr. Siegel’s Disability, either the Company or Mr. Siegel shall be entitled to terminate Mr. Siegel’s employment.  In the event that Mr. Siegel elects to terminate his employment due to Disability, such termination shall be deemed to be an Involuntary Termination and Mr. Siegel shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, generally applicable to Mr. Siegel at the time of his Disability.  In addition, in the event Mr. Siegel’s employment is terminated due to Disability, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Death.

Except in certain circumstances, no salary or benefits shall be payable under this Agreement following the date of Mr. Siegel’s death.  In the event of Mr. Siegel’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Siegel’s beneficiary.  Mr. Siegel’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, generally applicable to Mr. Siegel at the time of death.  In addition, in the event of Mr. Siegel’s death, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Continuation of Life Insurance.

Notwithstanding the termination of Mr. Siegel’s employment (other than by reason of Cause or by reason of his death) the Company shall continue in force and pay the premiums on life insurance on the life of Mr. Siegel that the Company is required to maintain and pay the premiums on pursuant to the New Employment Agreement.

The complete text of the New Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 8, 2011.

Ronald Shiftan

General.

On August 10, 2009 the Company entered into an Amended and Restated Employment Agreement with Ronald Shiftan (the “Amended and Restated Employment Agreement”).  On November 9, 2010 the Company entered into an amendment of the Amended and Restated Employment Agreement with Mr. Shiftan (the “Amendment of the Amended and Restated Employment Agreement”).

Termination for Cause; Resignation Without Good Reason.

If Mr. Shiftan’s employment is terminated by the Company for Cause (as defined in his employment agreement) or if Mr. Shiftan resigns other than for Good Reason (as defined in his employment agreement),  Mr. Shiftan shall be entitled to be paid (i) his salary accrued up to and including the date of termination or resignation of his employment, (ii) an amount in lieu of any accrued but unused vacation time, and (iii) the amount of any unreimbursed expenses (collectively, the “Accrued Obligations”).  Notwithstanding anything to the contrary in his employment agreement, Mr. Shiftan shall be entitled to exercise any then-outstanding stock options granted to Mr. Shiftan that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination.

If Mr. Shiftan’s employment is terminated (i) by the Company for any reason other than Cause, (ii) by Mr. Shiftan for Good Reason, (iii) by the Company or Mr. Shiftan due to Mr. Shiftan’s Disability (as defined in his employment agreement) or (iv) by reason of Mr. Shiftan’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Shiftan shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, the Company shall pay to Mr. Shiftan as severance (the “Severance Payments”) the following amounts:

(A)	3.0 times the Salary,

(B)	3.0 times the average annual bonus paid by the Company to Mr. Shiftan with respect to the two immediately preceding years, and

(C)	the Annual Adjusted IBIT Performance Bonus accrued to the date of Termination.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable. Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Shiftan’s employment with the Company ends at the expiration or non-renewal of the term of his employment under his employment agreement (the “Term”). In addition, Mr. Shiftan shall continue to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Shiftan at the time of such Involuntary Termination until the end of the Term or until Mr. Shiftan obtains other employment, whichever occurs first.

Involuntary Termination in Connection with Certain Changes in Control.

If, during the Term, the Company undergoes a Change in Control (as defined in his employment agreement), and either (i) Mr. Shiftan’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Shiftan undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a Change in Control and such transaction is actually consummated, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and Mr. Shiftan shall be entitled to payment of the Accrued Obligations and the Severance Payments.  In addition, Mr. Shiftan shall be entitled to the continuation of his benefits.  The Company shall make the payments and provide the benefits to be paid and provided under his employment agreement; provided, however, if all or any portion of the payments and benefits provided under his employment agreement, either alone or together with other payments and benefits which Mr. Shiftan receives or is then entitled to receive from the Company or otherwise, would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), the Company shall reduce such payments and such other payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and, (ii) by reason of such reduction, the net after-tax benefit to Mr. Shiftan shall exceed the net after-tax benefit if such reduction were not made.

Termination Due to Disability.

In the event of Mr. Shiftan’s Disability, either the Company or Mr. Shiftan shall be entitled to terminate Mr. Shiftan’s employment.  In the event that Mr. Shiftan elects to terminate his employment due to Disability, such termination shall be deemed to be an Involuntary Termination and Mr. Shiftan shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, generally applicable to Mr. Shiftan at the time of his Disability.  In addition, in the event Mr. Shiftan’s employment is terminated due to Disability, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Death.

Except in certain circumstances, no salary or benefits shall be payable under Mr. Shiftan’s employment agreement following the date of Mr. Shiftan’s death.  In the event of Mr. Shiftan’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Shiftan’s beneficiary.  Mr. Shiftan’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, generally applicable to Mr. Shiftan at the time of death.  In addition, in the event of Mr. Shiftan’s death, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

The complete text of Mr. Shiftan’s Amended and Restated Employment Agreement was filed with the SEC on a Form 8-K dated August 12, 2009. The complete text of the Amendment of the Amended and Restated Employment Agreement was filed with the SEC as an exhibit included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Craig Phillips

General.

If Mr. Phillips’ employment is terminated during the term of his employment agreement for any reason, the Company shall pay to Mr. Phillips (i) his base salary for the period ending on the date of termination of his employment agreement (the “Termination Date”), (ii) an amount for unused time bank days, (iii) if the Termination Date occurs after the end of a fiscal year and prior to payment of an annual bonus provided for in his employment agreement (the “Annual Bonus”) earned by Mr. Phillips for such fiscal year, Mr. Phillips shall be paid the Annual Bonus for such fiscal year and (iv) Mr. Phillips and any of his dependents shall be eligible for medical continuation coverage under the provisions of section 4980B of the Code or section 601 of the Employee Retirement Income Security Act (sometimes called “COBRA coverage”) to the extent required by applicable law (collectively, “Accrued Obligations”).

Death.

If Mr. Phillips’ employment is terminated by reason of Mr. Phillips’ death, then, in addition to the Accrued Obligations, Mr. Phillips’ estate shall receive payment of the Annual Bonus for the fiscal year in which the Termination Date occurs; provided, however, that the amount of the Annual Bonus shall be subject to a pro-rata reduction for the portion of the fiscal year following the Termination Date (“Pro-Rated Annual Bonus”).

Disability.

If Mr. Phillips’ employment is terminated by reason of Mr. Phillips’ Total Disability (as defined in his employment agreement), then, in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs.

Cause.

If Mr. Phillips’ employment is terminated for Cause, then, except as otherwise expressly provided in his employment agreement, the Company shall have no obligation to make payments under his employment agreement for any period after the Termination Date.

Resignation.

If Mr. Phillips’ employment is terminated by Mr. Phillips without Good Reason, then, except as otherwise expressly provided under his employment agreement, the Company shall have no obligation to make payments under his employment agreement for any period after the Termination Date.

Termination by the Company Without Cause or Termination by Mr. Phillips for Good Reason.

If Mr. Phillips’ employment is terminated by the Company without Cause, or by Mr. Phillips for Good Reason, then in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs and the Company shall continue to pay Mr. Phillips his base salary from the Termination Date until the date twelve (12) months after the Termination Date (the “Severance Expiration Date”).

Failure of the Company to Renew.

Upon the expiration of the Initial Term (as defined in his employment agreement) or any Additional Term (as defined in his employment agreement) if the Company shall notify Mr. Phillips of its desire not to renew the term of his employment agreement for the next Additional Term of one (1) year, and Mr. Phillips notifies the Company in writing that Mr. Phillips is ready, willing and able to renew the term of his employment agreement for the next Additional Term of one (1) year, and the Company at such time did not have grounds to terminate Mr. Phillips’ employment for Cause then the Company’s failure to renew shall be treated in the same manner as a termination without Cause and, in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs and the Company shall continue to pay Mr. Phillips his base salary, at the rate in effect on the Termination Date, from the Termination Date until the Severance Expiration Date.

Severance Reduced by Other Compensation.

Payments by the Company of base salary for any period after the Termination Date and through the Severance Expiration Date (the “Severance Period”), if any are required to be made pursuant to his employment agreement, shall be reduced and offset by any compensation Mr. Phillips receives which is attributable to services performed for other enterprises during such period.

The complete text of Mr. Phillips’ amended and restated employment agreement was filed with the SEC on a Form 8-K dated March 10, 2010.

Laurence Winoker

Termination Due to Permanent Disability.

In the event that his employment agreement is terminated due to Disability (as defined in his employment agreement), Mr. Winoker shall receive an amount equal to his base salary for a period of six (6) months from the date of termination.

Termination by Mr. Winoker Voluntarily; Termination by the Company For Cause.

Upon any termination of Mr. Winoker’s employment agreement either (i) voluntarily by Mr. Winoker (except if he is voluntarily terminating his employment agreement due to a Change of Control or for Good Reason (as defined in his employment agreement) or (ii) by the Company for Cause (as defined in his employment agreement), all payments, salary and other benefits thereunder shall cease at the date of termination, with the exception of Vested Benefits (as defined in his employment agreement) and any accrued but unused vacation time, if any, prorated to the date of Mr. Winoker’s termination and the reimbursement of proper expenses.

Termination by the Company Without Cause; Termination by Mr. Winoker for Good Reason; Election not to Offer New Employment.

In the event that (i) his employment agreement is terminated by the Company without Cause, or (ii) his employment agreement is terminated by Mr. Winoker for Good Reason or (iii) the Company chooses not to offer further employment to Mr. Winoker beyond the initial term or any renewal term, if applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his employment agreement, and a Change of Control (as defined in his employment agreement) has not occurred, then the following conditions shall apply:

(A)           if Mr. Winoker’s employment agreement is terminated by the Company without Cause, then Mr. Winoker shall be entitled to receive (1) certain benefits set forth in his employment agreement and (2) an amount equal to Mr. Winoker’s base salary as in effect at the date of termination for a period of twelve (12) months from the date of termination;

(B)           if Mr. Winoker’s employment agreement is terminated by Mr. Winoker for Good Reason, then Mr. Winoker shall be entitled to receive (1) certain benefits set forth in his employment agreement and (2) an amount equal to Mr. Winoker’s base salary as in effect at the effective date of termination for a period of twelve (12) months from the effective date of termination; and

(C)           if the Company does not offer employment to  Mr. Winoker beyond the initial term or any renewal term, as applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his employment agreement, then, subject to the provisions of his employment agreement, upon the normal expiration of the initial term or any renewal term, as applicable Mr. Winoker, shall be entitled to receive (1) certain benefits set forth in his employment agreement and (2) an amount equal to Mr. Winoker’s base salary as in effect upon the expiration of the initial term or any renewal term, as applicable, for a period of twelve (12) months from the expiration of the initial term or any renewal term, as applicable.

Termination by Mr. Winoker or the Company due to a Change of Control.

In the event that his employment agreement is terminated by Mr. Winoker or the Company due to a Change of Control, Mr. Winoker shall be entitled to receive (i) a cash payment equal to 100% of his annual base salary in effect at the effective date of the Change of Control, (ii) a cash payment equal to his pro-rata bonus, if such bonus has been communicated to Mr. Winoker, in writing, prior to the effective date of the Change of Control, (iii) certain benefits set forth in his employment agreement for a period of twelve (12) months and (iv) all of Mr. Winoker’s then-outstanding stock options shall vest and become immediately exercisable.

The complete text of Mr. Winoker’s employment agreement, before it was amended, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to the Company’s non-employee directors for 2010:

Name	Fees earned or paid in cash	Stock awards (1)	Total
Cherrie Nanninga	$70,000	$30,000	$100,000
William U. Westerfield	65,500	30,000	95,500
Michael Jeary	57,000	30,000	87,000
John Koegel	57,000	30,000	87,000
David E. R. Dangoor	51,500	30,000	81,500

Note:

(1)	Consists of restricted stock awards valued at the closing market price of the Company’s common stock on the date of grant.

The following table sets forth the aggregate number of restricted shares and shares issuable upon the exercise of stock options held by each non-employee director at December 31, 2010:

	Restricted	Stock Options
Name	Shares (1)	Vested (2)	Unvested
Cherrie Nanninga	2,004	31,000	―
William U. Westerfield	2,004	30,000	―
Michael Jeary	2,004	25,000	―
John Koegel	2,004	25,000	―
David E. R. Dangoor	2,004	25,000	―

Note:

(1)	The restricted shares were issued on June 17, 2010 and vest 100% on June 17, 2011.

(2)	Includes 25,000 stock options which were granted on August 10, 2009 and vested 100% on August 9, 2010.

The table of Security Ownership of Certain Beneficial Owners and Management sets forth the beneficial ownership of each director of the Company’s common stock at April 29, 2011.

Fees paid to the non-employee directors of the Company are based on the following schedule:

Board of Directors Annual Retainer
Cash	$25,000
Restricted common stock	30,000
Total	$55,000

Annual Retainer for Committee Chairs:
Audit and Compensation Committees	$20,000
All other committees of the Board	5,000

Annual Retainer for Committee members:	$ 2,000

Fees for each meeting attended:
Board of Directors meetings	$ 2,000
Committee meetings	500

LIMITATION ON DIRECTORS AND OFFICERS LIABILITY

The Company’s Second Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its officers and directors which provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney’s fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as a director, officer, employee or agent of the Company.  Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

The Company maintains directors and officers liability insurance policies.  The policies insure the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, the Chairman of the Board of Directors, Chief Executive Officer and President of the Company, are employed by the Company, as follows:

The compensation amounts as set forth below consist of salary and bonus.

Daniel Siegel, a son of Jeffrey Siegel, is employed by the Company as its Executive Vice President. His compensation in 2010 was $755,399.

James Wells, a son-in-law of Jeffrey Siegel, is employed by the Company as its Executive Vice President - Sales. His compensation in 2010 was $636,138.

Clifford Siegel, a son of Jeffrey Siegel, is employed by the Company as its Senior Vice President - Global Supply Chain. His compensation in 2010 was $392,167.

RELATED-PARTY TRANSACTIONS

The Company’s policies and procedures regarding transactions with related persons are set forth in writing in the Company’s Code of Conduct, which states that “the Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K before it is consummated.”  The Audit Committee of the Board of Directors is responsible for applying such policies and procedures pursuant to its charter, which states that the Audit Committee of the Board of Directors will “review and approve related-party transactions submitted by management after management’s evaluation of the terms of such transaction.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Company, the SEC, and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of any equity securities of the Company.  During Fiscal 2010, to the best of the Company’s knowledge, with the exception of a Form 4 filing for Evan Miller that was required to be filed on January 11, 2008 that was filed on December 10, 2010 and a Form 4 filing for Cherrie Nanninga that was required to be filed on September 9, 2010 that was filed on December 17, 2010, all required reports were filed on a timely basis.  In making this statement, the Company has relied on the written representations of its directors and officers and copies of Forms 3, 4 and 5 provided to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2010.  Ernst & Young has audited the Company’s financial statements since 1984.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.  The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services costing up to $50,000 provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2010 and 2009:

	2010	2009
Audit fees	$964,000	$1,018,624
Audit related fees	―	―
Tax preparation and advisory service fees	212,650	288,075
All other fees	2,500	1,995
Total	$1,179,150	$1,308,694

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of the Company’s financial statements, the quarterly reviews of the Company’s financial statements included in its Forms 10-Q, fees related to the Company’s annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees.  None of these services were provided during 2009 or 2010.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment of Ernst & Young to audit the Company’s financial statements for the fiscal year ending December 31, 2011, the Audit Committee reviewed past audit, audit related and other non-audit services performed during 2010.  In selecting Ernst & Young, the Audit Committee carefully considered their independence.  The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

If the stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

The Audit Committee recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the Security and Exchange Commission’s rules.

As described in detail under the heading “Compensation Discussion and Analysis – Compensation Philosophy and Objectives,” the Company’s compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A strong link between compensation and performance provides incentives for achieving short and long-term financial and business objectives and increasing the value of the Company’s common stock, thereby increasing value to the Company’s stockholders.  Please read the “Compensation Discussion and Analysis” beginning on page 15 for additional details about the Company’s executive compensation programs, including information about the fiscal year 2010 compensation of the Company’s named executive officers.

The Compensation Committee continually reviews the compensation programs for the Company’s named executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with its stockholders’ interests and current market practices. The Company’s compensation program is designed to:

•
Attract and retain highly qualified executive officers who can lead the Company to succeed in a competitive marketplace.  The Compensation Committee uses data provided by an independent compensation consulting firm, Pearl Meyers & Partners, which includes best practices in executive compensation and market information on peer groups to assist in determining executive compensation;

•
Ensure that the interests of the Company’s executive officers are closely aligned with those of the Company’s investors.  The compensation structure for the Company’s executives is designed to balance an executive’s emphasis on current performance, longer-term financial success and prudent risk management;

•	Compensate for performance against financial targets that are set to be challenging to motivate a high degree of business performance; and

•
Motivate the Company’s executives to deliver a high degree of performance without encouraging excessive risk taking.  Awards for the COO and CEO under the Company’s annual performance bonus plan are capped at 150% to 200% of base salary.  The Compensation Committee believes these caps are reasonable and limit the incentive for excessive risk-taking by the Company’s named executive officers.

The Board requests stockholders to indicate their support of the named executive officers’ compensation as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, the Board asks its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and other related tables and disclosures.”

The “say-on-pay” vote is advisory, as required pursuant to Section 14A of the Securities Exchange Act, and therefore not binding on the Company, the Compensation Committee or the Board of Directors.  The Board of Directors and Compensation Committee value the opinions of its stockholders and to the extent there are any significant votes against any named executive officer compensation as disclosed in this Proxy Statement, the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that stockholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also enables the Company’s stockholders to indicate how frequently the Company should seek an advisory vote on the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this Proxy Statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate for the Company.

In formulating its recommendation, the Board of Directors considered that an advisory vote on executive compensation once every three years is in the Company’s best interest, as a three-year frequency:

•	Ensures the continuing focus of the Company’s executive officers on both short-term and long-term business objectives;

•	Avoids the encouragement or incentive for excessive short-term risk taking;

•
Provides the Board with sufficient time to thoughtfully consider the results of the advisory vote and consider implementation of any desired changes to the Company’s executive compensation philosophy, policies and procedures; and

•
Provides investors with sufficient time to evaluate the effectiveness of the Company’s compensation relative to long-term performance and also provides the Company with sufficient time to engage with investors to better understand their views about the Company’s compensation programs.

For the reasons stated above, the Board of Directors is recommending a vote for a three-year frequency for the non-binding stockholder vote relating to the compensation of the Company’s named executive officers. Each proxy card provides for four choices with respect to this proposal: a one, two or three-year frequency or an opportunity to abstain from voting.

The vote on the frequency of an advisory vote on executive compensation is advisory, as required pursuant to Section 14A of the Securities Exchange Act, and not binding on the Board of Directors or the Company in any way.  The Board may decide that it is in the best interests of its stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s stockholders.

The Board recommends that stockholders vote FOR the option of a three-year interval as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s 2012 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before January 6, 2012, to be included in the Company’s proxy statement and proxy relating to that meeting.

OTHER MATTERS

The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended December 31, 2010, which accompanies this Proxy Statement.

Upon the written request of any person who on the record date was a record owner of common stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of common stock of the Company, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements and schedules, as filed with the SEC.  Requests for this report should be directed to Laurence Winoker, Senior Vice-President – Finance, Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of the Board of Directors,

/s/ Sara Shindel
Secretary

Dated:  April 29, 2011

APPENDIX A
LIFETIME BRANDS, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Lifetime Brands, Inc. Corporation (the "Company") serves as the representative of the Board for the general oversight of the Company's accounting and financial reporting processes and the internal control environment established by management.  Through its activities, the Committee seeks to facilitate open communication amongst Committee members, the Board, outside auditors, management and the internal auditor (or any third party engaged to carry out the internal audit function) by holding periodic meetings with these parties.

The Committee's primary purpose is to provide oversight as to the integrity of the Company's financial statements, the outside auditor's qualifications and independence, and the performance of the Company's internal and outside auditors.  In carrying out its oversight responsibilities, the Committee does not itself prepare financial statements or plan or perform audits, and it is not the duty or responsibility of the Committee or its members to serve as auditors or to certify or provide other special or professional assurances with respect to the Company's financial statements.

The Committee may delegate authority to one or more designated members of the Committee where appropriate, provided that any resulting decisions are presented at the following Committee meeting.

DUTIES AND RESPONSIBILITIES

Among other functions the Committee will:

1.
Determine, at least annually, the retention or replacement of the Company's auditors (including the replacement of the lead and reviewing partners every five years and certain other audit partners after seven years), who will report directly to the Committee and who are ultimately accountable to the Board, as representatives of the stockholders of the Company.

2.	Review and approve the proposed scope and timing of each year's audit plan and the proposed audit fee of the outside auditors.

3.
Review and pre-approve any permitted non-audit services and the fees for such services proposed to be provided by the outside auditors.  Pre-approval of audit and non-audit services may be delegated to one or more Committee members who will report any resulting decisions at the following Committee meeting.  In considering whether to pre-approve any non-audit services, the Committee will consider whether the provision of such services is compatible with maintaining the independence of the outside auditors.

4.	Resolve any disagreements between management and the outside auditors.

5.	Review, at least annually, the appointment, responsibilities, functions, performance and compensation of the internal auditor, including audit plans and results.

6.
Review with the outside auditors, the internal auditor and management, the audited financial statements and related opinion and costs of the audit of that year.  In conferring with these parties, the Committee will:

a. Review the letter and written disclosures from the outside auditors consistent with Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, including a formal written statement delineating all services provided and any relationships between the outside auditors and the Company; actively engage in dialogue with the outside auditors with respect to their independence and any disclosed services or relationships that may impact the independence and objectivity of the outside auditors; and take, or recommend that the Board take, appropriate action to oversee the outside auditors' independence; and

b. Consider the control environment, including the outside auditors' judgment as to the Company's accounting policies and the consistency of their application to the financial statements.

7.	Review with management and the outside auditors any material financial or non-financial arrangements that do not appear in the financial statements.

8.
Review with management and the outside auditors the accounting policies, alternative treatments of financial information that have been discussed, and any material written communications between the outside auditors and management.

9.
Review with management and the outside auditors, the Company's annual financial statements prior to the distribution to the Company's stockholders, and the filing with the SEC of the Company's related Form 10-K report, and recommend to the Board whether such financial statements should be distributed to the Company's stockholders and included in the Company's Form 10-K report.

10.
Review with management and the outside auditors earnings press releases and interim financial results and reports prior to publication and distribution to the Company's stockholders, and the filing with the SEC of the earnings press releases and the Company's related Form 10-Q report.

11.	Review with Management and the outside auditors the Company's disclosure controls and procedures.

12.
Review periodic reports from the Chief Financial Officer of significant accounting developments including emerging issues and the impact of accounting changes, where material, on the effectiveness of, or any deficiencies in, the design or operation of the Company's system of internal controls for financial reporting, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and any report issued by the outside auditors regarding their and management's assessment of the Company's internal controls.

13.
Discuss the Company’s processes with respect to risk assessment and risk management.  Review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14.	Provide the Committee report required to be included in the Company's annual proxy statement.

15.	Review and discuss with the Company's counsel, and, if appropriate, other counsel such matters as may warrant the attention of the Committee.

16.	Review the Company's hiring policy with respect to employees or former employees of the outside auditor.

17.	Review and approve related-party transactions.

18.	Oversee compliance with the Company's Code of Conduct for its chief executive officer, senior financial officers, other personnel and the Board.

19.	Meet, at least annually, in separate executive session with the internal auditor and the outside auditors.

20.
Establish procedures, in conjunction with the Company's counsel and internal auditor, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters.

21.
Review with the outside auditors any audit problems or difficulties and management's response, including disagreements with management, any adjustments noted by the outside auditor but not taken by management, communication between the audit team and their national office, and any management or internal control letters issued or proposed to be issued.

22.	Report to the Board any significant matters arising from the Committee's work and provide minutes of Committee meetings.

23.	Review and reassess, at least annually, the adequacy of this charter and the Committee’s performance.

MEMBERSHIP

The Committee will consist of at least three members appointed by the Board, including one member of the Committee as chairperson.  Each member of the Committee will be an "independent" member of the Board and "financially literate", and at least one Committee member will be qualified as a "financial expert."

MEETING, INVESTIGATIONS AND OUTSIDE ADVISORS

The Committee will convene at least four times each year.  It will endeavor to determine that auditing procedures and controls are adequate to safeguard Company assets and to assess compliance with policies.  The Committee will be given full access to the Company's internal auditor, Chairman of the Board, executives, outside auditors and counsel.  The Committee will have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and to retain such outside counsel, accounting and other professionals, experts and advisors as it determines appropriate to assist in the performance of any of its functions, including determining the fees to be paid and the other terms of engagement for such advisors.

LIFETIME BRANDS, INC.

WO#
99434

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends you vote FOR the following proposals:

Please mark your votes as indicated in this example ☒

	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:
01 Jeffrey Siegel
02 Ronald Shiftan
03 Craig Phillips
04 David E. R. Dangoor
05 Michael Jeary
06 John Koegel
07 Cherrie Nanninga
08 William U. Westerfield

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________

The Board of Directors recommends you vote FOR a frequency of 3 years:

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

RESTRICTED AREA - SCAN LINE

Mark Here for Address Change or Comments SEE REVERSE ☐

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

Signature ____________________ Signature ____________________ Date __________

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▼ FOLD AND DETACH HERE ▼

PROXY

LIFETIME BRANDS, INC.

This Proxy is solicited on behalf of the Board of Directors

Jeffrey Siegel and Ronald Shiftan and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and act as proxy with respect to all shares of Common Stock, $.01 par value, of LIFETIME BRANDS, INC. standing in the name of the undersigned on the Company's books at the close of business on May 2, 2011, at the Annual Meeting of Stockholders to be held at 1000 Stewart Avenue, Garden City, NY 11530, at 10:30 A.M., local time, on June 16, 2011, or at any adjournment(s) or postponement(s) thereof, as follows on the reverse side.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and for a frequency of 3 years on Proposal 4.

(Continued and to be signed on reverse side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

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WO#
99434

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